EXHIBIT 2.2

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

     AGREEMENT made this 10th day of December, 2003, by and between American Recreational Enterprises, Inc., a Nevada corporation, (the "ISSUER"), NoBidding, Inc., a New Jersey corporation ("BID") and for the benefit of the individual shareholders, (the "SHAREHOLDERS"), which SHAREHOLDERS own of all the issued and outstanding shares of BID.

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1. a. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, ISSUER agrees to issue to SHAREHOLDERS, prorata, a total of 20,000,000 shares of the common stock of ISSUER, $0.001 par value (the "Shares"), in exchange for all the issued and outstanding shares of BID, such that BID shall become a wholly owned subsidiary of the ISSUER.

     2. WINDING UP OF LENDERS/INVESTORS, INC. ISSUER's wholly-owned subsidiary, Lenders/Investors, Inc., a Florida corporation, shall terminate operations immediately upon the effectiveness of this Agreement.

     3. REPRESENTATIONS AND WARRANTIES. As a condition to closing, ISSUER represents and warrants to SHAREHOLDERS and BID as follows:

          i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada and in all jurisdictions where such qualification is required. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

          ii. Capital. The authorized capital stock of ISSUER consists of 200,000,000 shares of common stock, $0.001 par value, of which 25,360,007 are issued and outstanding. All outstanding shares are fully paid and nonassessable, free of liens, encumbrances, options, restrictions (with the exception of Rule 144 requirements) and legal or equitable rights of others not a party to this Agreement. Following the Closing, there shall be a



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


     total of 25,360,007 shares of common stock of ISSUER issued and outstanding and there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any agreements restricting transfer or voting of such shares, including without limitation, any preemptive right or rights of first refusal which have not been properly waived or extinguished. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Nevada. Other than owning one hundred percent (100%) of Lenders/Investors, Inc., ISSUER owns or controls no interest in any other business venture.

          iii. Financial Statements. The financial statements of ISSUER have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet and the financial statements, and the results of its operations for the periods indicated. ISSUER is current in its filings with the Securities and Exchange Commission (SEC) and with any state securities regulators, where applicable.

          iv. Absence of Changes. Since the date of the financial statements filed with the Securities and Exchange Commission, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

          v.  Liabilities.   ISSUER  does  not  have  any  debt,  liability,  or
     obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statements, including without limitation, obligations of ISSUER to officers, directors, shareholders, or employees of ISSUER or any subsidiary other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of ISSUER and (c) for other standard employee benefits made generally available to all employees. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between the ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

          vi. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform all its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license,


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


     indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

          vii. Full Disclosure. None of the representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

          viii. Power of Attorney. No person holds a power of attorney from ISSUER.

          ix. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities. Without limiting the foregoing:

          (1) ISSUER has filed all reports, returns, and other documents required by the SEC, the Internal Revenue Service (IRS) and/or
               applicable state securities regulatory or tax authorities, including any reports connected with the instant transaction as it applies to ISSUER.

          (2) ISSUER has no knowledge or belief that any past filing made with the IRS, SEC and/or any state authority, as applicable, is or may be defective, incomplete, or contain any statement of material fact not true at the time such statement was made, or omits any material fact the omission of which would be misleading, and ISSUER agrees to indemnify and hold each of BID and SHAREHOLDERS harmless for any intentional errors, defects or omissions of material fact, or failures to disclose any material fact, in any filing referenced herein.

          x. Litigation. ISSUER is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge and belief of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

          xi. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem issue or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction except as provided herein.


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


          xii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at Closing shall be valid and in accordance with the laws of Nevada.

                  xiv. Title. Notwithstanding any provision to the contrary, the Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, shall be issued pursuant to Regulation D, Section 506 and 4(2)of the Act and shall bear a Rule 144 legend. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

     5. As a condition to Closing, SHAREHOLDERS and BID represent and warrant to ISSUER as follows:

          i. Organization. BID is a corporation duly organized, validly existing, and in good standing under the laws of New Jersey and in all jurisdictions in which it conducts business, has all necessary corporate powers to own properties and carry on a business in these jurisdictions, and is duly qualified to do business and is in good standing in New Jersey and in all jurisdictions in which it conducts business and has 20,000,000 shares of its common stock issued and outstanding and no other stock or class of securities issued and outstanding. All actions taken by the Incorporators, directors and shareholders of BID have been valid and in accordance with the laws of New Jersey.

          ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names, shareholdings and consents of 100% of BID shareholders to this transaction.

          iii. General Obligations. Following the Closing, ISSUER shall comply with applicable federal and state securities laws.

          iv. Counsel. SHAREHOLDERS and BID represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction.

          v. Corporate Restrictions. ISSUER shall not effect a reverse split of its common stock or file a Registration Statement on Form S-8, or a similar form, for a period of at least one year from the date of this Agreement.



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


     6. INVESTMENT INTENT. SHAREHOLDERS agree that the shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agree, prior to any transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

     7. CLOSING. The closing of this transaction ("Closing") shall take place at 625 North Flagler Drive, Suite 509, West Palm Beach, FL 33401.

     8. DOCUMENTS TO BE DELIVERED AT CLOSING.

          i. By the ISSUER

          (1) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 20,000,000 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata holdings in BID. All certificates shall be delivered promptly after Closing.

          (2)  The resignation of all officers of ISSUER.

          (3) A Board of Directors resolution appointing such person as SHAREHOLDERS designate as a director(s) of ISSUER.

          (4)  The  resignation  of all the directors of ISSUER,  except that of
               SHAREHOLDER'S  designee,   dated  subsequent  to  the  resolution
               described in 3, above.

          (5) Current SEC filings of the ISSUER, which shall include a current balance sheet and statements of operations, stockholders equity and cash flows for the twelve (12) month period then ended.

          (6) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, all state and federal tax returns (if applicable), agreements and contracts.

          (7)  A  current  list  of  ISSUER's  shareholders,   including  names,
               addresses and such other information as may be reasonably necessary or convenient in the ordinary course of business.

          (8) Such other minutes of ISSUER's shareholders or directors as may reasonably be required by SHAREHOLDERS.


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


          ii. By SHAREHOLDERS and BID:

          (1) Delivery to the ISSUER, or to its Transfer Agent, a Resolution canceling the issued and outstanding stock of BID.

          (2) Consents signed by all BID shareholders consenting to the terms of this Agreement.

          (3) Shareholder list of BID certified by BID's secretary dated of even date herewith.

     9.  REMEDIES:  ARBITRATION.  Any  controversy  or claim  arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Palm Beach, Florida in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. In the event any suit or action is instituted to enforce any provision of this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement.

     10. MISCELLANEOUS.

          i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

          ii. No oral change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          iii. Non Waiver. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

          iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.



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


          v. Entire Agreement.This Agreement, the Exhibits hereto and the other documents delivered pursuant hereto contain the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

          vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          vii.  Severability.  In case any provision of the  Agreement  shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          viii. Amendment. This Agreement may be amended or modified only upon the written consent of the current officers and directors of ISSUER, SHAREHOLDERS and BID.

          ix. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

     ISSUER:          American Recreational Enterprises, Inc.
                      2000 East 4th Avenue
                      Hialeah, FL 33010
                      Phone:(305) 887-0624

     BID:             NoBidding, Inc.
                      601 Cleveland Street, Suite 120
                      Clearwater, FL 33755
                      Phone: (727) 442-9669
                      Facsimile:  (727) 442-9444

          x. Survival. All representations and warranties made herein shall survive the Closing of this transaction.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 10th day of December 2003.

American Recreational Enterprises, Inc.        NoBidding, Inc.


By:  /s/ Jorge Elias                           By:  /s/ Gerald Parker
-------------------------------                ------------------------------
      Jorge Elias, President                        Gerald Parker, Chairman













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                                    EXHIBIT A


Name                    BID Shares       ISSUER shares        Consented To
-------------------   ---------------- -------------------  -------------------


Royal Palm Capital         15,300,000       15,300,000       /s/ Gerald Parker
Group, Inc.

St. James Investment       1,700,000        1,700,000        /s/ Gerald Parker
Group, Inc.

Edward Orlando             3,000,000        3,000,000        /s/ Edward Orlando

TOTALS                    20,000,000       20,000,000
                           (100%)







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